EXHIBIT 4.4

NPS PHARMACEUTICALS, INC.

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made effective as of April 20, 2004 (the “Closing Date”) by and between NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Nycomed Danmark ApS, a Danish corporation (the “Holder”).

RECITALS

        A.     The Company and the Holder are concurrently entering into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), whereby the Holder will purchase shares of the Company’s Common Stock.

        B.     To induce the Holder to execute and deliver the Purchase Agreement and as a condition to the obligations of the Holder under the Purchase Agreement, the Company has agreed to provide for the registration under the Securities Act of the resale of the shares of the Company’s Common Stock being sold to the Holder pursuant to the Purchase Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Certain Definitions. As used in this Agreement, the terms below shall have the following respective meanings:

                “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                “Common Stock” means the common stock, $.001 par value per share, of the Company.

                “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                “Prospectus” means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as a part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus. For purposes of this definition, materials incorporated by reference on a forward-looking basis in such prospectus (i.e., materials filed pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act) are deemed to be explicitly incorporated by reference in such prospectus.

                “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                “Registrable Securities” means (a) the shares of the Company’s Common Stock purchased by Holder under the Purchase Agreement, and (b) any additional shares of Common Stock issuable in respect of the shares described in clause (a) of this definition upon any conversion, stock split, stock dividend, reclassification, recapitalization, merger or other reorganization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction pursuant to a registration statement, or (ii) they have not been sold to the public pursuant to Rule 144 under the Securities Act.

                “Registration Expenses” means all expenses, except Selling Expenses, incurred in complying with Section 5 hereof, including, without limitation, all registration, qualification and filing fees, Nasdaq or other applicable exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any comfort letters and special audits incident to or required by any such registration.

                “Registration Statement” means a registration statement on Form S-3 or any successor form filed by the Company with the Commission pursuant to this Agreement permitting registration of the Registrable Securities for resale by the Holder (and in the event that pursuant to the Securities Act the Company is unable to use Form S-3 (or any successor form), a registration statement on Form S-1 or another appropriate form permitting registration of the Registrable Securities for resale by the Holder).

                “Securities Act” means the Securities Act of 1933, as amended, or any similar federal rule or statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes arising out of a sale of the Registrable Securities and, subject to the provisions of Section 7, all fees and disbursements of counsel for the Holder pursuant to the Registration Statement.

                “Transfer” means a transfer or disposition, including but not limited to by way of sale, assignment, encumbrance, hypothecation, pledge, conveyance, gift or transfer.

        2.     Restrictions.

(a) Restrictions on Transferability. The Holder shall not Transfer Registrable Securities, except upon the conditions specified in this Agreement. The Holder will cause any transferee who receives the Registrable Securities in a Transfer other than a sale pursuant to (i) an effective registration statement under the Securities Act or (ii) Rule 144 under the Securities Act to assume in writing the obligations and restrictions of the Holder under this Agreement, including, without limitation the restrictions set forth in Section 4 (a “Permitted Transferee”).

(b) Standstill. For a period of eighteen (18) months from the date of this Agreement or until such time as the Holder owns less than 360,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and similar events), whichever comes first, neither the Holder nor any of its subsidiaries will, without the prior written consent of the Company:

(i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company;

(ii) make or participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules promulgated under the Exchange Act), or by public announcement seek to advise or influence, any person or entity with respect to the voting of any voting securities of the Company;

(iii) form, join or participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the activities described in the foregoing subparagraphs (i) and (ii) (other than any group including only the Holder and its subsidiaries);

(iv) otherwise act, alone or in concert with others, to seek to control the Board of Directors of the Company;

(v) disclose any intention, plan or arrangement inconsistent with the foregoing;

(vi) enter into any agreements with any third party with respect to any of the activities described in the foregoing subparagraphs (i) to (v); or

(vii) take any action with the intention of requiring the Company to make a public announcement regarding the possibility of a Controlling Acquisition (as hereinafter defined in Section 2(c)), pursuant to the Securities Act, the Exchange Act or the General Corporation Laws of the State of Delaware;

provided, however, that nothing in this Section 2 shall limit the ability of the Holder (A) to acquire shares of the Company’s voting securities in the open market from time to time provided that the total amount of voting securities of the Company “beneficially owned” (as defined under the Exchange Act) by the Holder immediately after any such acquisition does not exceed 10% of the Company’s outstanding voting securities; (B) to tender shares into a tender or exchange offer commenced by a third party that is unaffiliated with the Company or the Holder; or (C) to vote in any annual or special meeting of the stockholders of the Company.

(c) Volume Limitation on Sales. The Holder hereby agrees and covenants that after the date the Registration Statement is declared effective by the Commission (the “Effective Date”), the Holder may Transfer in open market transactions pursuant to the Registration Statement no more than 666,667 shares (as appropriately adjusted for stock splits, stock dividends, combinations and similar events) of Registrable Securities in each monthly period after the Effective Date. In calculating the volume limitations of this Section 2(c), Transfers by the Holder shall be aggregated with any Transfers by Permitted Transferees. The limitations of this Section 2(c) shall cease to be effective if the Company announces a Controlling Acquisition. For the purposes of this Section 2, the term “Controlling Acquisition” means, with reference to the Company, any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction will hold less than fifty and one-tenth percent (50.1%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the Company.

(d) Holdback Agreement. The Holder hereby agrees that, commencing on the date hereof and ending on the earlier of (i) the expiration of the Effective Period or (ii) such time as the aggregate number of shares of voting securities of the Company “beneficially owned” (as defined under the Exchange Act) by the Holder is less than 360,000 shares (as adjusted for stock splits, stock dividends, combinations or similar events), the Holder will not offer, sell or otherwise dispose of any Registrable Securities in the open market during the period commencing on the date on which the Company provides written notice to the Holder of its intention to consummate an underwritten public offering for the primary sale by the Company of shares of its Common Stock pursuant to a registration statement (which notice shall not be given more than ten (10) business days prior to the later of the anticipated effective date of such registration statement or the anticipated pricing date for such offering) and ending on the date thirty (30) calendar days after the first closing date for such offering; provided, however, that this paragraph shall not apply (A) if the proposed registration is not to be made on Forms S-1, S-2 or S-3 (or the successors to such forms), (B) if the registration involves (I) a registration of securities other than Common Stock or securities convertible into Common Stock, (II) a registration of a stock option, incentive compensation, profit sharing or other employee benefit plan or securities issued or issuable pursuant to any such plan, or (III) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger, share exchange, consolidation or other business combination involving, another corporation or entity, or (C) if any officer or director of the Company is not bound by an agreement with provisions at least as restrictive as the provisions of this paragraph (d).

        3.     Restrictive Legends. Each certificate representing the Registrable Securities shall be stamped or otherwise imprinted with the following or similar legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES WAS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Holder consents to the making of a notation by the Company on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement, including, without limitation, the volume limitation set forth in Section 2(c) hereof. The Company shall, at its expense, remove the legend from the certificates representing any Registrable Securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or are sold pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder.

        4.     Notice of Proposed Transfers. Without in any way limiting the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission for which no stop order has been issued and is then existing, and for which notice has been provided in accordance with Section 5(c)(iv) hereof, or (ii) a sale made in accordance with the applicable provisions of Rule 144) of Registrable Securities shall be made by the Holder to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. In connection with any sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the transfer, or unless such sale is made pursuant to Rule 144, the holder thereof shall give written notice to the Company of such transfer, sale, assignment or pledge describing the manner and circumstances of the transfer, sale, assignment or pledge in reasonable detail, and shall also provide, at such holder’s expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the transfer of the Registrable Securities was effected without registration under the Securities Act and under applicable state securities laws and regulations. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company or such Holder, such legend is not required in order to establish or ensure compliance with the provisions of the Securities Act and this Agreement; provided that such opinion and the counsel giving such opinion are reasonably acceptable to the Company.

        5.     Registration on Form S-3.

(a) Registration. The Company shall use its reasonable best efforts to file with the Commission a Registration Statement covering all of the Registrable Securities within one business day after the Closing Date (the “Filing Deadline Date”). The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable, but in no event later than ninety (90) calendar days following the Closing Date (the “Effectiveness Deadline Date”), provided, that, if the Commission notifies the Company that it does not intend to review the Registration Statement, the Company shall request effectiveness promptly (and in any event within seven (7) calendar days) following its receipt of such notice. Any Registration Statement to be filed by the Company hereunder shall permit the Holder to offer and sell, subject to the terms of this Agreement, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule then in effect), any or all of the Registrable Securities. The Company shall use its best efforts to keep such Registration Statement effective until the earlier of (i) the date the Holder no longer holds any Registrable Securities or (ii) the date all Registrable Securities then held by the Holder may be sold pursuant to Rule 144(k) (the “Effective Period”). If at any time during the Effective Period the Company shall determine to prepare and file with the Commission a registration statement under the Securities Act relating to an underwritten offering of its Common Stock that includes a sale of shares for the account of selling stockholders, other than (x) a registration statement that is filed pursuant to registration rights exercised by one or more third parties, (y) a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalent form relating to equity securities to be issued solely in connection with any acquisition of any entity or business or (z) equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder a written notice of such determination and if, within seven (7) calendar days after receipt of such notice, the Holder shall request in writing, the Company shall include Registrable Securities in such registration statement on a pro rata basis based on the total number of secondary shares of Common Stock to be sold in such underwritten offering. The pro rata portion of secondary shares to be included in any such underwritten offering shall be allocated among the Holder and the other selling stockholders in proportion, as nearly as practicable, to the respective number of shares of Common Stock held by them on the date the Company gives the notice specified in the preceding sentence.

(b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, the Company’s obligations and the Holder’s rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

(i) The Company shall have no obligation to keep effective a registration statement hereunder following the last day of the Effective Period and delivery of written notice to the Holder that the Company will no longer keep any such registration statement effective, which notice shall be given no sooner than thirty (30) calendar days prior to the last day of the Effective Period.

(ii) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings therefor with respect to the Registration Statement, (B) the occurrence of any event or the existence of any fact or circumstance as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Material Event”), or (C) the occurrence, existence or pendency of any corporate development that, in the reasonable discretion of the Board of Directors of the Company, makes it materially detrimental to the Company for the Registration Statement and the related Prospectus to be available for resale of the Registrable Securities by the Holder, the Company shall (I) in the case of clause (B) above, subject to the next sentence, as promptly as practicable (and in any event within seven (7) calendar days) prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statement and Prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (II) in the case of any of clause (A), (B) or (C) above, immediately give notice to the Holder, counsel for the Holder and any underwriter that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until the Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (I) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Subject to the provisions of Section 5(d) below, the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as promptly as is reasonably practicable after the occurrence of the Material Event, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Board of Directors of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under clause (C) of this Section 5(b)(ii) to suspend the availability of the Registration Statement or any Prospectus no more than one (1) time in any three-month period or two (2) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed thirty (30) calendar days.

(c) Registration Procedures. In connection with any registration required under this Agreement, the Company shall take the actions set forth below (subject to Section 5(b)(ii) above and Section 5(d) below):

(i) promptly (but in no event later than the Filing Deadline Date) prepare and file with the Commission a Registration Statement with respect to the Registrable Securities, which includes in the Prospectus included therein a “Plan of Distribution” section in substantially the form attached hereto as Exhibit A.

(ii) as expeditiously as reasonably possible, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and to keep the Registration Statement effective until the end of the Effective Period.

(iii) a reasonable period of time prior to the filing of the Registration Statement or amendment or supplement thereto with the Commission, permit a single firm of counsel designated by the Holder to review and comment on the Registration Statement and all amendments and supplements thereto (but excluding any documents incorporated by reference in such Registration Statement, amendment or supplement), which comments the Company shall consider in good faith.

(iv) promptly (and in any event within one business day) notify the Holder of any stop order issued or threatened by the Commission or other suspension of effectiveness of the Registration Statement, take all reasonable actions necessary or appropriate to prevent the entry of such stop order or to remove it if entered and promptly (and in any event within one business day) notify the Holder of the resolution of such situation.

(v) furnish to the Holder and each underwriter, if any, of Registrable Securities covered by the Registration Statement filed pursuant to this Agreement, without charge, (A) promptly after the same is prepared and filed with the Commission, at least one copy of the Registration Statement and any amendments thereto, each Prospectus and each amendment or supplement thereto, and, as promptly as practicable (and in any event within three (3) business days) after the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment thereto has been declared effective, and (B) such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the Prospectus included in such Registration Statement, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. Such delivery of documents pursuant to clause (B) above shall be made by the Company within three (3) trading days of receipt of a request therefor from the Holder.

(vi) as expeditiously as reasonably possible, register or qualify the Registrable Securities under the securities or “blue sky” laws of each state of the United States of America as the Holder or the underwriters, if any, of the Registrable Securities covered by a Registration Statement filed hereunder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder and each underwriter, if any, to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Holder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(vii) give notice to the Holder and counsel for the Holder, (A) promptly (and in any event within three (3) business days) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (B) promptly (and in any event within three (3) business days) of any written request by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (C) promptly (and in any event within one business day) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) promptly (and in any event within one business day) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or the written threat of any proceeding for such purpose, (E) promptly (and in any event within one business day) of the occurrence of a Material Event (but not the nature of or details concerning such Material Event) and (F) promptly (and in any event within one (1) business day) of the determination by the Company that a post-effective amendment to the Registration Statement will be filed with the Commission, which notice may, if permitted pursuant to Section 5(b)(ii), state that it constitutes a Deferral Notice, in which event the provisions of Sections 5(b)(ii) and 5(d) shall apply.

(viii) enter into customary agreements (including an underwriting agreement in customary form) and take all such other reasonable and customary actions (including causing its legal counsel to deliver customary legal opinions and its independent auditor to deliver customary “cold comfort letters”) as the Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

(ix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(x) make reasonably available for inspection during normal business hours by representatives of the Holder, and any broker-dealers, counsel for the Holder, accountants or underwriters, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to be reasonably available during normal business hours to discuss the Company’s business and finances and to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representatives of the Holder, or any such broker-dealers, counsel for the Holder, accountants or underwriters in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that the Holder (and its agents and representatives) shall hold in confidence and shall not make any disclosure of any such information, unless (A) disclosure of such information is necessary or appropriate to comply with federal or state securities laws, (B) disclosure of such information is necessary or appropriate to avoid or to correct a misstatement or omission in the Registration Statement (and only for the purpose of correcting such misstatement or omission in the Registration Statement), (C) release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Company consents in writing to any such disclosure. The Holder agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, if permitted, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. Nothing herein shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(xi) hold in confidence and not make any disclosure of information concerning the Holder provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws, provided that the Holder shall be given reasonable notice of the proposed disclosure and that such disclosure is limited to the maximum extent permitted under such securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Holder consents in writing to any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(xii) on or before the Effective Date, cause all Registrable Securities registered under this Agreement to be listed on The NASDAQ National Market (“Nasdaq”), and pay any fees for the additional listing of the shares of the Common Stock on Nasdaq as required by Nasdaq, or such other principal market as the Common Stock may then be listed or traded, and take such other acts as may be necessary to secure such listing.

(d) Effect of Failure to File, Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the Commission on or before the Filing Deadline Date (a “Filing Default”) or (B) not declared effective by the Commission on or before the Effectiveness Deadline Date (an “Effectiveness Default”) or (ii) on any day after such Registration Statement has been declared effective by the Commission sales of all the Registrable Securities required to be included in such Registration Statement cannot be made (other than during a Deferral Period permitted pursuant to Section 5(b)(ii) above) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock) (a “Blackout Default”), then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Holder, as liquidated damages and not as a penalty, an amount in cash equal to the product of (A) the Default Amount, multiplied by (B) the Default Period. For purposes of this Section 5(d):

(i) “Default Amount” means $5,000.00.

(ii) “Default Period” means (x) the number of calendar days after the Filing Deadline Date that the Registration Statement is not filed with the Commission, in the case of a Filing Default, (y) the number of calendar days after the Effectiveness Deadline Date that the Registration Statement is not declared effective by the Commission, in the case of an Effectiveness Default, and (z) the number of calendar days after the Registration Statement has been declared effective by the Commission that the Registration Statement is not available (other than during a permitted Deferral Period) for the sale of all of the Registrable Securities to be included in such Registration Statement, in the case of a Blackout Default.

        The payments to which the Holder shall be entitled pursuant to this Section 5(d) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of each calendar month during which the event or failure giving rise to such Registration Delay Payment occurs or is continuing and (II) the third business day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

        6.     Other Registration Rights. The Holder acknowledges that certain other securityholders of the Company may now or hereafter have registration rights, and that such other securityholders may be entitled to sell their securities at the same time as the Holder hereunder.

        7.     Expenses of Registration. All Registration Expenses incurred in connection with the registrations hereunder shall be borne by the Company. All Selling Expenses relating to the sale of the Registrable Securities by the Holder hereunder shall be borne by the Holder. Each of the parties shall bear its own costs and expenses and the costs and expenses of its counsel and other agents in connection with the transactions contemplated hereby; provided, however, that the Company shall reimburse the Holder for one-half the cost of the fees and disbursements of one counsel for the Holder(s) incurred in connection with the Registration Statement, not to exceed in the aggregate $10,000.

        8.     Indemnification.

(a) Company’s Indemnification Obligations. The Company hereby agrees to indemnify and hold harmless the Holder, each of its affiliates, each of their respective directors, officers, employees, partners, advisors and agents, and each other person, if any, who controls the Holder or any such affiliate within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (or actions or proceedings in respect thereof), joint or several, including reasonable costs of investigation and reasonable legal fees and expenses, and any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary Prospectus, Prospectus, offering circular or other document, or any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder or under the Securities Act or the Exchange Act relating to the offer or sale of the Registrable Securities; and the Company will reimburse each Indemnified Party (as defined in Section 8(c)) for any legal and other expenses reasonably incurred in connection with investigating, preparing for or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder, specifically for use therein, including, without limitation, the “Plan of Distribution” section contained therein. In connection with any underwritten offering of Registrable Securities effected hereunder, the Company also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

(b) Holder’s Indemnification Obligations. The Holder hereby agrees to indemnify and hold harmless the Company, each of its affiliates, each of their respective directors, officers, employees, partners, advisors and agents, and each other person, if any, who controls the Company or any such affiliate within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (or actions or proceedings in respect thereof), joint or several, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary Prospectus, Prospectus, offering circular or other document, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred in connection with investigating, preparing for or defending any such claim, loss, damage, liability or action, but, in the case of clauses (i) and (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use therein, including, without limitation, the “Plan of Distribution” section contained therein; provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder of the Registrable Shares sold in connection with such registration. In connection with any underwritten offering of Registrable Securities effected hereunder, the Holder also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

(c) Indemnification Procedures. Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party who conducts the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and then only to the extent that such Indemnifying Party is materially prejudiced, and (iii) the Indemnifying Party shall not assume the defense for matters as to which, in the reasonable opinion of counsel retained by the Indemnified Party, there is a conflict of interest or there are separate or different defenses. The Indemnifying Party also shall be responsible for the reasonable expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and complete release from all liability in respect to such claim or litigation and a covenant not to sue, (B) includes any admission of fault by the Indemnified Party or (C) commits the Indemnified Party to pay any money damages. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or such expense, loss, damage or liability is incurred.

(d) The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Indemnified Party against the Indemnifying Party or others.

        9.     Contribution. If the indemnification provided for in Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by Section 8, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability to which such party may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Party, but also the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations, provided that no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds actually received by such Holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of any Indemnifying Party or of any Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or the Indemnified Party or their affiliates or representatives, and the parties’ relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by (a) pro rata allocation (even if all Holders or any agents for the Holders or any underwriters of the Registrable Securities, or all of them, were treated as one entity for such purpose), or (b) any other method that does not take into account the equitable considerations referred to in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also guilty of fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 9. The rights and obligations of the Company and the Holder under this Section 9 and under Section 8 above shall survive the termination of this Agreement.

        10.    Information by Holder. The Holder shall furnish to the Company such information regarding the Holder, the number of Registrable Securities held by it and the distribution proposed by the Holder as the Company may reasonably and timely request in writing and as shall be required in connection with any registration referred to in this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to effect any registration hereunder prior to its receipt of such information.

        11.    Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information about the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Furnish to the Holder, so long as the Holder owns or has the right to acquire any Registrable Securities, promptly after the Holder’s written request, a written statement by the Company as to its compliance with the foregoing requirements and such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

        12.    Transfer of Rights. The rights granted to the Holder by the Company pursuant to this Agreement may be transferred or assigned by the Holder to a Permitted Transferee, provided, that (a) such transfer or assignment is in compliance with the terms of Sections 2(a), 2(c) and 4 of this Agreement and (b) except in the case of a Permitted Transferee that is an affiliate of the Holder, the Permitted Transferee acquires no less than 200,000 shares of Registrable Securities.

        13.    Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

        14.    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws provisions.

        15.    Entire Agreement. This Agreement and the Purchase Agreement and any annexes, exhibits and schedules attached hereto and thereto and delivered in connection herewith and therewith, as the case may be, constitute the full and entire understanding and agreement among the parties regarding the matters set forth herein. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

        16.    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed delivered (a) four business days after being sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or (b) three business days after being sent via a reputable courier service guaranteeing international delivery within three business days. The respective addresses to be used for all such notices and other communications are as follows:

(a) if to the Holder, to:

Nycomed Danmark ApS Langebjerg 1 DK-4000 Roskilde Denmark Attention: President

with copies to:

Nycomed Group P.O. Box 205 NO-1372 Asker, Norway Attention: General Counsel

Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Stuart Falber, Esq.

(b) if to the Company, to:

NPS Pharmaceuticals, Inc. 420 Chipeta Way Salt Lake City, Utah 84108 Attention: Office of the General Counsel

with a copy to:

Foley & Lardner LLP 3000 K Street, NW Washington, DC 20007 Attention: Thomas E. Hartman, Esq.

        Any party to this Agreement may give notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Each party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other party to this Agreement notice in accordance with this Section.

        17.    Counterparts. This Agreement may be executed in any number of counterparts, including a facsimile counterpart, each of which shall be an original, but all of which together shall constitute one instrument.

        18.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        19.    Specific Performance In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Holder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

        20.    Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

        21.    Venue. Each party to this Agreement (a) submits to the jurisdiction of any state or federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 16, provided that nothing in this Section 21 shall affect the right of either party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

        22.    Expenses. In the event that any suit, action or arbitration is instituted in connection with any alleged breach of, or to enforce any of the provisions in, this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party the reasonable fees and expenses of its attorneys and agents in connection with such dispute, which shall include, without limitation, all fees, costs and expenses of appeals.

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

NPS PHARMACEUTICALS, INC.			NYCOMED DANMARK ApS
By:	/s/ Hunter Jackson		By:	/s/ Hakan Bjorklund
	Name:	Hunter Jackson		Name:	Hakan Bjorklund
	Title:	President and CEO		Title:	President and CEO

EXHIBIT A
TO
REGISTRATION RIGHTS AGREEMENT

Plan of Distribution

        We are registering the shares of our common stock to permit the public offer and sale of these securities by the selling stockholder from time to time after the date of this prospectus.

        We will not receive any of the proceeds from the offering of the shares of our common stock by the selling stockholder. The shares of common stock may be sold from time to time directly by the selling stockholder or, alternatively, through underwriters, broker-dealers or agents. If shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agents’ commissions.

        The shares of common stock may be sold:

•	in one or more transactions at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

        Such sales may be effected in transactions, which may involve block trades or transactions in which the broker acts as agent for the seller and the buyer:

•	on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or quotation service or in the over-the-counter market; or

•	through the writing of options.

        In connection with dispositions of shares of common stock, the selling stockholder may:

•	enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume;

•	sell short and deliver shares of common stock to close out the short positions; or

•	loan or pledge shares of common stock to broker-dealers that in turn may sell the shares.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe any changes to this plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, when they sell the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        If required under applicable state securities laws, the shares will be sold only through registered or licensed brokers or dealers.

        In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or any of the other available exemptions rather than pursuant to this prospectus.

        There is no assurance that the selling stockholder will sell any or all of the shares of common stock described in this prospectus, and the selling stockholder may transfer, devise or gift the shares by other means not described in this prospectus.

        The registration rights agreement between us and the selling stockholder contains provisions that could limit the number of shares sold and timing of sales made by the selling stockholder pursuant to this prospectus. In particular, the selling stockholder has agreed to sell no more than 666,667 shares in open market transactions pursuant to this prospectus in any calendar month. These limits cease in certain circumstances identified in the registration rights agreement upon the occurrence of specified change of control-related events.

        The selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M; these provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

A-2

        We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act of 1933. The registration rights agreement provides for us and the selling stockholder to indemnify each other against certain liabilities arising under the Securities Act of 1933.

        We agreed pursuant to the registration rights agreement to use our reasonable best efforts to cause the registration statement to which this prospectus relates to become effective as soon as practicable and to keep the registration statement effective until the earlier of:

•	the sale of all the shares registered pursuant to the registration rights agreement, and

•	such date that all shares registered pursuant to the registration rights agreement may be sold pursuant to Rule 144(k).

A-3